Exhibit 19.1

                            Ford Motor Credit Company
                       Ford Credit Auto Owner Trust 1999-A
                            Monthly Servicing Report

       Collection Period                                              May, 1999
       Distribution Date                                                6/15/99

                                                                   Dollar Amount
       Total Portfolio                                      $  2,010,021,480.46
       Total Securities                                        2,001,970,000.00
       Class A-1 Notes                                           250,000,000.00
       Class A-2 Notes                                           296,000,000.00
       Class A-3 Notes                                           495,000,000.00
       Class A-4 Notes                                           313,767,000.00
       Class A-5 Notes                                           250,000,000.00
       Class A-6 Notes                                           250,000,000.00
       Class B Notes                                              68,695,000.00
       Class C Certificates                                       39,254,000.00
       Class D Certificates                                       39,254,000.00

       I. COLLECTIONS
       Interest:
       Simple Interest Receivables Interest
            Interest Collections                            $     10,250,872.92
            Repurchased Loan Proceeds Related to Interest             15,877.58
                 Total Simple Interest Receivables Interest       10,266,750.50
       Pre Computed Receivables Interest Collections                 580,313.61
                 Total Interest Collections                       10,847,064.11

       Servicer Advances:
            Simple Interest Servicer Advances               $      2,143,894.76
            Precomputed Servicer Advances - Principal                179,048.66
            Precomputed Servicer Advances - Interest                  43,277.64
                 Total Servicer Advances                           2,366,221.06

       Principal:
       'Simple Interest Receivables Principal
            Principal Collections                           $     34,052,794.15
            Prepayments in Full                                   20,565,694.53
            Repurchased Loan Proceeds Related to Principal         1,052,318.63
            Other Refunds Related to Principal                        18,144.66
                 Total Simple Interest Receivables Principal 55,688,951.97 Pre Computed Receivables Principal
            Principal Collections                           $      2,530,323.19
            Prepayments in Full                                    1,409,719.89
            Prepayments in Full Due to Administrative Repurchases     31,882.71
            Payahead Draws                                           151,004.21
                 Total Pre Computed Receivables Principal          4,122,930.00
       Liquidation Proceeds                                          473,349.15
       Recoveries from Prior Month Charge-Offs                         2,505.15
                 Total Principal Collections                      60,287,736.27
       Principal Losses for Collection Period                        869,273.53
                 Total Regular Principal Reduction                60,860,204.16

       Total Collections                                    $     73,501,021.44

                                                                          Amount
                                                                      Per $1,000
                                                                     of Original
       II. DISTRIBUTIONS                                     Amount   Principal






       Total Collections                           $  73,501,021.44  $    36.71
       Reserve Account Release                                 0.00        0.00
       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution               73,501,021.44       36.71

       Servicing Fee:
       Servicing Fee Due                           $   1,455,890.16  $     0.73
       Servicing Fee Paid                              1,455,890.16        0.73
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:
       Class A-1 Notes Monthly Interest
            Class A-1 Notes Monthly Interest Due   $           0.00  $     0.00
            Class A-1 Notes Monthly Interest Paid              0.00        0.00
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-2 Notes Monthly Interest
            Class A-2 Notes Monthly Interest Due   $   1,087,101.39  $     3.67
            Class A-2 Notes Monthly Interest Paid      1,087,101.39        3.67
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-3 Notes Monthly Interest
            Class A-3 Notes Monthly Interest Due   $   2,190,375.00  $     4.43
            Class A-3 Notes Monthly Interest Paid      2,190,375.00        4.43
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-4 Notes Monthly Interest
            Class A-4 Notes Monthly Interest Due   $   1,388,418.98  $     4.43
            Class A-4 Notes Monthly Interest Paid      1,388,418.98        4.43
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-5 Notes Monthly Interest
            Class A-5 Notes Monthly Interest Due   $   1,120,833.33  $     4.48
            Class A-5 Notes Monthly Interest Paid      1,120,833.33        4.48
            Class A-5 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-5 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-5 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-6 Notes Monthly Interest
            Class A-6 Notes Monthly Interest Due   $   1,127,083.33  $     4.51
            Class A-6 Notes Monthly Interest Paid      1,127,083.33        4.51
            Class A-6 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-6 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-6 Notes Int. Carryover Shortfall    0.00        0.00

       Class B Notes Monthly Interest
            Class B Notes Monthly Interest Due     $     331,453.37  $     4.82
            Class B Notes Monthly Interest Paid          331,453.37        4.82
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int. Carryover Shortfall      0.00        0.00







       Total Note Monthly Interest
            Total Note Monthly Interest Due        $   7,245,265.40  $     3.77
            Total Note Monthly Interest Paid           7,245,265.40        3.77
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int. Carryover Shortfall         0.00        0.00

       Class C Certificates Monthly Interest
            Class C Cert. Monthly Interest Due     $     213,280.07  $     5.43
            Class C Cert. Monthly Interest Paid          213,280.07        5.43
            Class C Cert. Monthly Interest Shortfall           0.00        0.00
            Class C Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class C Cert. Int. Carryover Shortfall      0.00        0.00

       Class D Certificates Monthly Interest
            Class D Cert. Monthly Interest Due     $     261,693.33  $     6.67
            Class D Cert. Monthly Interest Paid          261,693.33        6.67
            Class D Cert. Monthly Interest Shortfall           0.00        0.00
            Class D Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class D Cert. Int. Carryover Shortfall      0.00        0.00

       Total Note and Certificate Monthly Interest
            Total Note and Cert. Mthly Int. Due    $   7,720,238.80  $     3.86
            Total Note and Cert. Mthly Int. Paid       7,720,238.80        3.86
            Total Note and Cert. Mthly Int. Shortfall          0.00        0.00
            Total Note and Cert. Int. Carryover Shortfall      0.00        0.00
            Change in Total Note and Certificate Interest
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $  64,324,892.48

       Principal:
       Principal Distribution Amounts
            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount                0.00        0.00
            Regular Principal Distribution Amount    265,180,816.89      132.46
                 Principal Distribution Amount       265,180,816.89      132.46

       Principal Distribution Amounts Paid
            Class A-1 Notes Monthly Principal Paid $           0.00  $     0.00
            Class A-2 Notes Monthly Principal Paid    64,324,892.48      217.31
            Class A-3 Notes Monthly Principal Paid             0.00        0.00
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class A-5 Notes Monthly Principal Paid             0.00        0.00
            Class A-6 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid            64,324,892.48       33.44

            Class C Cert. Monthly Principal Paid   $           0.00  $     0.00
            Class D Cert. Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid         64,324,892.48       32.13

       Collections Released to Servicer            $           0.00

       Total Available for Distribution            $  73,501,021.44
       Total Distributions (incl. Servicing Fee)   $  73,501,021.44

       III. POOL BALANCE AND PORTFOLIO INFORMATION
       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  1,642,642,816.89 $ 1,578,317,924.41






            Note Pool Factor                       0.8540033          0.8205610
            Class A-1 Notes Balance                     0.00               0.00
            Class A-1 Notes Pool Factor            0.0000000          0.0000000
            Class A-2 Notes Balance           265,180,816.89     200,855,924.41
            Class A-2 Notes Pool Factor            0.8958811          0.6785673
            Class A-3 Notes Balance           495,000,000.00     495,000,000.00
            Class A-3 Notes Pool Factor            1.0000000          1.0000000
            Class A-4 Notes Balance           313,767,000.00     313,767,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class A-5 Notes Balance           250,000,000.00     250,000,000.00
            Class A-5 Notes Pool Factor            1.0000000          1.0000000
            Class A-6 Notes Balance           250,000,000.00     250,000,000.00
            Class A-6 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance              68,695,000.00      68,695,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       39,254,000.00      39,254,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       39,254,000.00      39,254,000.00
            Class D Certificates Pool Factor       1.0000000          1.0000000
            Total Note and Cert. Balance    1,721,150,816.89   1,656,825,924.41
       Portfolio Information:
            Wtd Average Coupon (WAC)                    8.92%              8.93%
            Wtd Average Remaining Maturity (WAM)       43.75              42.87
            Remaining Number of Receivables          135,156            132,710
            Portfolio Receivable Balance $  1,747,068,192.87 $ 1,686,207,988.71

       IV. OVERCOLLATERALIZATION INFORMATION
       Specified Overcollateralization Amount               $      6,811,972.49
       Specified Credit Enhancement Amount                        16,862,079.89
       Yield Supplement Overcollateralization Amount              37,799,560.15
       Target Level of Overcollateralization                      44,611,532.64

       V. RECONCILIATION OF RESERVE ACCOUNT
       Beginning Reserve Account Balance                    $     10,050,107.40
       Specified Reserve Account Balance                          10,050,107.40
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00
            Interim Reserve Account Balance                       10,050,107.40
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             10,050,107.40
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:
            Liquidation Proceeds                            $        473,349.15
            Recoveries from Prior Month Charge-Offs                    2,505.15
       Total Losses for Collection Period                            939,786.84
       Charge-off Rate for Collection Period (annualized)                  0.32%
       Cumulative Net Losses for all Periods                         719,547.52
       Delinquent Receivables:
            31-60 Days Delinquent                           $      8,467,781.18
            61-90 Days Delinquent                                    631,181.18
            91-120 Days Delinquent                                   109,069.11
            Over 120 Days Delinquent                                  87,403.84
       Repossesion Inventory                                $        924,994.93

       Ratio of Net Losses to the Average Pool Balance:
            Second Preceding Collection Period                           0.0766%
            Preceding Collection Period                                  0.1271%
            Current Collection Period                                    0.3243%






            Three Month Average                                          0.1760%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.0218%
            Preceding Collection Period                                  0.0289%
            Current Collection Period                                    0.0430%
            Three Month Average                                          0.0312%